Exhibit 3.1

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

TAIWAN LIPOSOME COMPANY, LTD.

ARTICLES OF INCORPORATION

(“Articles of Incorporation”)

Chapter I General Provisions

Article 1	The Company shall be named Taiwan Liposome Company, Ltd. (the “Company”) and incorporated as a company limited by shares in accordance with the Company Act.

Article 2	The Company shall engage in the businesses below:

(1) F108021 Wholesale of Drugs and Medicines

(2) F107070 Wholesale of Animal Medicines

(3) F107080 Wholesale of Environmental Medicines

(4) F108031 Wholesale of Medical Equipment

(5) F208021 Retail Sale of Drugs and Medicines

(6) F207070 Retail Sale of Animal Medicines

(7) F207080 Retail Sale of Environmental Medicines

(8) F208031 Retail Sale of Medical Equipment

(9) F401010 International Trade

(10) F203010 Retail Sale of Food and Groceries and Beverages

(11) C802041 Drug and Medicine Manufacturing

(12) C802060 Animal Use Medicine Manufacturing

(13) C802080 Pesticides Manufacturing

(14) C802100 Cosmetics Manufacturing

(15) CF01011 Medical Materials and Equipment Manufacturing

(16) F601010 Intellectual Property Business

(17) I103060 Management Consulting Services

(18) IC01010 Pharmaceuticals Examining Services

(19) IG01010 Biotechnology Services

(20) ZZ99999 All other businesses that are not prohibited or restricted by laws, except those requiring a special permit.

Article 3

The Company’s head office shall be located in the city of Taipei. The board of directors of the Company (“Board of Directors”) may decide to establish branch offices and/or subsidiaries in or outside the Republic of China.

Article 4	Public announcement of the Company shall be made in accordance with Article

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

28 of the Company Act and other regulations promulgated by the competent security exchange authority.

Article 5

The Company may invest in other business for its business needs, and it is not subject to the restriction stipulated in Article 13 of the Company Act that the total amount of its reinvestment shall not exceed forty (40) percent of the amount of its paid-in capital and shall be handled in accordance with the “Procedures for Acquisition or Disposal of Assets”.

Article 6	The Company may provide endorsements and guarantees for others, subject to the “Procedures Regarding the Making of Endorsements/Guarantees” of the Company

Chapter II Shares

Article 7

The Company’s total authorized capital is NT$2,000,000,000, divided into 200,000,000 shares, at a par value of NT$10 per share. The Board of Directors shall be hereby authorized to issue the capital shares in installments as it deems necessary.

An amount of NT$200,000,000 within the authorized capital, divided into 20,000,000 shares, at a par value of NT$10 per share, shall be reserved for the issuance of shares upon exercise of stock options, restricted share units to be issued to employees, warrants attached to preferred shares, and/or warrants attached to company bonds. The Board of Directors may resolve to issue the aforementioned shares in installments.

Any issuance of employee stock options where the exercise price for such options is lower than the closing price of the ordinary shares of the Company as of the issuance date shall be approved by shareholders representing two-thirds or more of the total number of shares of the Company present at a shareholders’ meeting which is attended by shareholders representing at least a majority of the outstanding shares of the Company.

Any transfer of shares to employees where the transfer price is lower than the average price of all actual prior re-purchases of shares shall have been approved at the most recent shareholders’ meeting by shareholders representing two-thirds or more of the total number of shares of the Company present at the shareholders’ meeting, which must be attended by shareholders representing at least a majority

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

of the outstanding shares of the Company.

Article 7-1	(deleted)

Article 8

The Company’s share certificates shall bear the shareholder’s names, be serially numbered, and be signed or have chops affixed to them by three or more directors, and then be certified by the competent authority or an issuance registration agent authorized by the competent authority before the share certificates can be issued. For further share issuance, the Company may elect not to print any share certificates, provided that the Company shall appoint a centralized securities depositary institution to handle matters regarding the deposit of the shares.

Article 9	Other matters relating to stocks shall be dealt in accordance with the “Guidelines for Handling of Stock Affairs by Public Companies” promulgated by the competent authority.

Article 10	No transfer of shares of the Company may be recorded in the shareholders’ register within 60 days before a regular shareholders’ meeting; within 30 days before an extraordinary shareholders’ meeting; or within 5 days before the record date of the distribution of dividends, bonuses, or other benefits, as decided by the Company.

Chapter III Shareholders’ Meetings

Article 11

The Company shall have regular and extraordinary shareholders’ meetings. Regular shareholders’ meetings shall be called at least once in a year by the Board of Directors within six months after the close of each fiscal year in accordance with the applicable laws. Extraordinary meetings may be called as necessary in accordance with the applicable laws.

Article 12

Except for shares without voting power and/or those restricted from voting, as provided in Article 179 of the Company Law, each shareholder of the Company shall be entitled to one vote for each share held by such shareholder.

Article 13

When a shareholder is unable to attend a shareholders’ meeting, such shareholder may appoint a proxy agent to attend the meeting by signing or affixing such shareholder’s chop to a proxy form printed by the Company, and such shareholder shall state the scope of authorization covered by the proxy. Subject to Article 177

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

of the Company Act, other matters in relation to shareholder proxies shall be handled in accordance with the “Regulations Governing the Use of Proxies for Attendance at Shareholder Meetings of Public Companies” promulgated by the competent authority.

Article 14

Unless otherwise required by the Company Act, resolutions at a shareholders’ meeting shall be adopted by a majority vote (more than 50%) of the shares represented by shareholders present at a shareholders meeting which is attended by shareholders representing 50% or more of the total number of shares of the Company that are issued and outstanding.

Article 15

Unless otherwise required by the Company Act, resolutions adopted at a shareholders’ meeting shall be recorded in the minutes of the proceedings, which shall be signed or have a personal chop affixed to them by the chairman of the meeting. The minutes shall be either sent to each shareholder or made public by the Company within 20 days after the meeting.

Article 15-1

Should the Company decide to withdraw its public status registration, a shareholder meeting approval is required. This Article 15-1 shall not be amended during a time when the stock of the Company is listed on the Emerging Market, the Taipei Exchange, or the Taiwan Stock Exchange.

Chapter IV Directors and Audit Committee

Article 16

The Company shall have 7 to 11 directors, each of whom has a three-year term of office. The choice of members of the Board of Directors shall take into account the need for diversification, the need for a variety of professional backgrounds, the possession of the necessary knowledge, skill and experience to perform the duties of a director, and gender equality. The Company has adopted a candidate nomination mechanism for the election of directors, and shareholders shall elect the directors from among the nominees listed in the roster of director candidates. Directors of the Company may be re-elected consecutively. The Company may procure liability insurance for the directors to cover their legal liabilities arising out of their performance of duties during their tenure and may, pursuant to the practices prevailing in the United States listed companies, enter into indemnity agreements with the directors and managerial officers to indemnify them for the damages and losses incurred by them.

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

To be in compliance with the Securities and Exchange Act, among the aforementioned directors, at least 3 seats shall be reserved for independent directors, and the number of independent directors shall be more than one-fifth (1/5) of the total number of directors. Any matters regarding independent directors shall be handled in accordance with relevant regulations promulgated by the competent authority.

The total number of nominal shares of the Company’s stock held by the directors and supervisors shall be in compliance with the “Rules and Review Procedures for Director and Supervisor Share Ownership Ratios at Public Companies” promulgated by the competent authority.

Article 16-1

The Company shall establish an Audit Committee pursuant to Article 14-4 of the Securities and Exchange Act, and starting from the date of establishment, the supervisors shall be replaced by the Audit Committee, and the functions of supervisors under the Securities and Exchange Act and any other laws and regulations shall be performed by the Audit Committee.

The Audit Committee shall be composed of all independent directors, one of which shall be the convener. The number of members, the term, duties and meeting rules shall be set forth in the Audit Committee Charter.

Article 17

In the event that no election of new directors or supervisors is effected after the expiration of the tenure of existing directors or supervisors, the tenure of the existing directors or supervisors may be extended until the time new directors or supervisors have been elected and assumed their offices. If the directors are dismissed for any reason, resulting in there being less than five directors, an election of directors to fill the vacancies shall be held at the most recent shareholders meeting, but if the number of vacancies in the Board of Directors reaches one-third (1/3) or more of the total number of directors, an extraordinary shareholders meeting shall be called within sixty days after the date of occurrence to elect successor directors to fill the vacancies, and the tenure of such successor directors shall be limited to the remaining tenure of the departing directors. If the independent directors are dismissed for any reason, resulting in there being less than the required minimum number of independent directors under the Securities and Exchange Act or these Articles, an election of directors to fill the vacancies shall be held at the most recent shareholders meeting, but if all the independent directors are all dismissed for any reason, an extraordinary

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

shareholders meeting shall be called within sixty days after the date of occurrence to elect successor directors to fill the vacancies.

Article 18

The Board of Directors shall be composed of directors. The chairman of the Board of Directors (“Chairman”) shall be elected from among the directors by a majority vote of the directors present at a meeting attended by at least two-thirds (2/3) of all directors. The Chairman shall be the Company’s representative in all matters involving a third party.

Article 19

The Chairman shall preside over meetings of the Board of Directors. If the Chairman is on leave or if, for any cause, the Chairman is unable to perform the duties of the Chairman, then the Chairman shall designate another director as the acting Chairman. Absent such a designation, directors of the Company shall elect one from among themselves as the acting Chairman. A director shall attend meetings of the Board of Directors in person. In the event that a director is unable to attend the meeting in person, such director may make another director his proxy to attend the meeting on such director’s behalf. A proxy shall not accept the appointment of more than one director.

The delivery of the meeting notice shall be made pursuant to Article 204 of the Company Act, and can be made in writing, by email, or by fax.

Meetings of the Board of Directors may be convened by means of the video conference. A director who joins the meeting by video conference shall be deemed to have attended the meeting in person.

Article 20

Except for matters which shall be effected by resolution of the shareholders at a meeting as required by the Company Act or the Articles of Incorporation, all business guidelines and important matters of the Company shall be decided by the resolution of the Board of Directors. Except as otherwise provided in the Company Act, resolutions at meetings of the Board of Directors shall be adopted by a majority vote at a meeting which is attended by a majority of directors.

Article 21	[Deleted]

Article 22

The Board of Directors is authorized to determine the remuneration to directors and supervisors based on their level of participation in the operations of the Company and their individual contributions to the Company, taking into account industry standards as a reference. The Company may pay independent

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

directors and supervisors who exercise independent functions with a remuneration that is different from that of ordinary directors and supervisors, provided that the remuneration shall be reasonable.

Chapter V Manager

Article 23	The Company may have several managers, and their appointment, dismissal, and remuneration shall be handled in compliance with Article 29 of the Company Act.

The Company shall have one chief executive officer, the appointment and dismissal of whom shall be resolved by a majority vote of the directors at a meeting of the Board of Directors attended by more than half (1/2) of the directors.

Chapter VI Accounting

Article 24

The following reports shall be submitted to the Audit Committee for approval in accordance with Article 14-5 of the Securities and Exchange Act, and to the Board of Directors for approval. The approved reports shall then be submitted to the regular shareholders’ meeting for the shareholders’ approval:

(1) report on operations;

(2) financial statements; and

(3) proposals on the distribution of profits or covering of losses.

Article 25

If the Company has profits at the end of the year, two percent (2%) to eight percent (8%) of the profits shall be distributed to employees and no more than two percent (2%) of the profits shall be distributed to the directors, as their respective remuneration. However, in the event that the Company still has accumulated losses, an amount shall be reserved to make up accumulated losses before distribution may be made.

If a subsidiary of the Company meets certain specific requirements, its employees shall be entitled to receive a portion of the distribution of profits specified in the preceding paragraph.

Article 25-1	If the Company’s general annual report shows profits, they shall be distributed in the order below:

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

(1) to pay taxes and levies as required by the relevant laws;

(2) to make up any prior year’s losses;

(3) to set aside ten percent (10%) as the statutory surplus reserve, unless the accumulated surplus reserve is equal to or greater than the paid-in capital of the Company;

(4) to appropriate or reverse any special surplus reserve, if necessary, in accordance with the relevant laws;

(5)   with respect to the remainder of the profits, after adding the previously undistributed profits and making adjustments to the current undistributed profits, the Board of Directors shall prepare the shareholders dividends plan and submit it to the shareholders’ meeting for the shareholders’ approval.

Given the business environment and development stage that the Company is in and in light of the expansion of the Company in line with its business, the Company’s future capital expenditures and need for funds shall be taken into account when contemplating profit distribution; hence, as a principal, cash dividends shall be no lower than ten percent (10%) of the total dividends.

Chapter VII Supplementary Provisions

Article 26	The Company’s organizational rules and rules for the implementation of these Articles of Incorporation shall be set by the Board of Directors separately.

Article 27	The Company Act and other applicable laws shall be referred to for matters not covered in these Articles of Incorporation.

Article 28

The Articles of Incorporation were first made and executed on September 30, 1997. The first amendment to the Articles of Incorporation (“Amendment”) was made on January 11, 2002. The second Amendment was made on April 15, 2002. The third Amendment was made on October 2, 2003. The fourth Amendment was made on January 15, 2004. The fifth Amendment was made on June 8, 2005. The sixth Amendment was made on June 22, 2006. The seventh Amendment was made on June 26, 2008. The eighth Amendment was made on March 20, 2009. The ninth Amendment was made on April 30, 2009. The tenth Amendment was made on June 18, 2010. The eleventh Amendment was made on June 17, 2011. The twelfth Amendment was made on June 26, 2012. The thirteenth Amendment

Taiwan Liposome Company, Ltd.	ARTICLES OF INCORPORATION
Final Form (Translation for Reference Only)

was made on June 18, 2014. The fourteenth Amendment was made on June 23, 2015. The fifteenth Amendment was made on June 21, 2016. The sixteen Amendment was made on June 26, 2018

Taiwan Liposome Company, Ltd.
Chairman: Keelung Hong